UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2012

TREE TOP INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY	10011

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item: 1.02 Termination of a Material Definitive Agreement

On March 23, 2012, Tree Top Industries, Inc. (“Tree Top”) and Stemcom d/b/a Pipeline Nutrition (“Stemcom”) agreed to mutually disengage from their previously executed binding term sheet agreement of March 1, 2012. The agreement was intended to facilitate the acquisition by Tree Top of 100% of the units of Stemcom and their corresponding assets and liabilities. In exchange for the units, Stemcom was to have been issued stock in GoHealth.MD, a subsidiary of Tree Top. Subsequent to the signing of the agreement, both parties decided that the acquisition model described in the term sheet was not appropriate to the transaction both parties had envisioned.

Item: 10.1 Exhibit: Mutual Letter of Disengagement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: March 23, 2012	By:	/s/ David Reichman
David Reichman, Chairman and CEO